UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2024

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of registrant as specified in its charter)

Nevada	001-41811	33-1227980
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

100 Washington Street, Suite 100 Reno, NV	89503
(Address of principal executive offices)	(Zip Code)

(775) 473-4744

(Registrant’s telephone number including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	ABAT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 16, 2024, American Battery Technology Company (the “Company”) and the United States Department of Energy (the “DOE”) entered into an Assistance Agreement (the “Grant”), award number DE-MS0000104, with an effective date of January 1, 2025, for a $368,492,614 project for a commercial scale battery recycling facility. Under the Grant, the DOE’s cost share is $143,600,000, with funds obligated in the amount of $122,993,645.63, and the Company’s cost share is $224,892,614. The remaining $6,400,000 of the DOE’s $150,000,000 previously-announced award is payable directly to Argonne National Laboratory, ABTC’s subcontractor that is supporting the project.

The foregoing description of the Grant is qualified in its entirety by such agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2024.

Item 8.01 Other Events.

On December 18, 2024, the Company issued a press release announcing the Grant. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Press Release dated December 18, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: December 18, 2024	By:	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer